FOR IMMEDIATE RELEASE:

OTCBB - GBCS

Global Casinos Announces Strategic Discussions

BOULDER, CO. – August 10, 2011 – Global Casinos, Inc., a Utah corporation (OTCBB: GBCS) (the “Company”) today announced that it is engaged in active discussions with an investor group to explore strategic initiatives and opportunities. The objective of those discussions is to define and implement a new direction for the Company.  There currently exist no agreements or commitments concerning any possible transaction.

About Global Casinos, Inc.

Global Casinos, Inc. owns and operates the Bull Durham Saloon and Casino and Doc Holliday Casino, located in Colorado’s limited stakes gaming districts of Black Hawk and Central City, respectively.

Safe Harbor Statement

Certain statements in this news release that are not historical facts are forward-looking statements, such as statements relating to anticipated enhancements in the Company’s financial performance, and future development or expansion activities.  Such forward-looking statements involve a number of risks and uncertainties that may significantly affect performance and financial results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements.  Such risks and uncertainties include, but are not limited to, those related to effects of competition, leverage and debt service financing and refinancing efforts, general economic conditions, changes in gaming laws or regulations (including the legalization of gaming in various jurisdictions), risks related to development and construction activities, as well as the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended June 30, 2010.

CONTACT:

Clifford L. Neuman

President and CEO

Global Casinos, Inc.

303-449-2100